Exhibit 99.1

Key Energy Services, Inc.	August 8, 2019
1301 McKinney Street Suite 1800 Houston, TX 77010
Contact: Marshall Dodson 713-651-4403

FOR IMMEDIATE RELEASE
Key Energy Services Reports Second Quarter 2019 Earnings

HOUSTON, TX, August 8, 2019 - Key Energy Services, Inc. (“Key” or the “Company”) reported second quarter 2019 consolidated revenues of $112.9 million and a net loss of $18.3 million, or $(0.90) per share as compared to consolidated revenues of $109.3 million and a net loss of $23.4 million, or $(1.15) per share, for the first quarter of 2019. The results for the second quarter of 2019 include a $2.2 million, or $0.11 per share, one-time fee associated with a one-time tax refund, expenses of $1.3 million, or $0.07 per share, associated with certain equity awards, and gains on the sale of assets of $1.8 million, or $0.09 per share. Excluding these items, the Company reported a net loss of $16.6 million, or $(0.81) per share for the second quarter of 2019. The results for the first quarter of 2019 include expenses of $0.7 million, or $0.04 per share, associated with certain equity awards, and loss on the sale of assets of $0.4 million, or $0.02 per share. Excluding these items, the Company reported a net loss of $22.3 million, or $(1.09) per share for the first quarter of 2019.
Overview and Outlook
Key’s President and Chief Executive Officer, Rob Saltiel, stated, “Activity levels in our Rigs, Fishing and Rental and Coiled Tubing segments improved in the second quarter despite weather and the challenging market conditions. As we moved past the July 4th holiday week, we have seen improvement in demand for all of our lines of business compared to what we experienced at the end of the second quarter.  We will continue to manage our cash and liquidity position as we pursue opportunities to deploy additional assets through the second half of 2019.”
Saltiel continued, “While we are pleased to see some recovery in the second quarter and after the July holiday, we are not satisfied with our financial performance. We have a number of initiatives underway to improve the cash we generate from our operations. While some of these are in the early stages, we expect to see their impact on our financial performance starting in the fourth quarter.”

August 8, 2019

Financial Overview
The following table sets forth summary data for the second of quarter 2019 and prior comparable quarterly periods (in millions, except per share amounts, unaudited):

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenues	$112.9	$109.3	$144.4
Net loss	(18.3)	(23.4)	(16.9)
Diluted loss per share	(0.90)	(1.15)	(0.84)
Adjusted EBITDA	1.6	0.9	12.0
Second Quarter Segment Results
Second quarter 2019 Rig Services revenues were $67.9 million as compared to first quarter 2019 revenues of $65.0 million, with second quarter 2019 rig hours of approximately 154,017 hours, an increase of 1.8% over the prior quarter. Completion activity, which comprised approximately 15% of total rig hours, fell 3% in the second quarter from first quarter levels. The segment generated operating income of $5.9 million (8.7% of revenues) and Adjusted EBITDA of $11.6 million (17% of revenue) in the second quarter of 2019, as compared to operating income of $4.5 million (6.9% of revenues) and Adjusted EBITDA of $11.6 million (17.8% of revenue) in the first quarter of 2019. Higher cost of labor due to wage increases during the quarter reduced margins by approximately 100 basis points.
Second quarter 2019 Fluid Management Services revenues were $18.5 million, as compared to the first quarter 2019 revenues of $19.0 million. The segment generated operating income of $0.2 million (1.1% of revenue) and Adjusted EBITDA of $1.6 million (8.6% of revenue) in the second quarter of 2019, as compared to operating income of $0.1 million (0.6% of revenue) and Adjusted EBITDA of $2.2 million (11.6% of revenue) in the first quarter of 2019. Lower completion driven activity, primarily in the Permian basin due to customers' schedules and competitive market conditions, resulted in the decline in revenues. Higher costs associated with salt water disposal well repairs and labor also weighed on results quarter on quarter.
Second quarter 2019 Fishing & Rental Services revenues were $14.8 million, as compared to first quarter 2019 revenues of $14.6 million. The segment generated an operating loss of $1.8 million ((12.3)% of revenue) and Adjusted EBITDA of $2.1 million (14.2% of revenue) in the second quarter of 2019, as compared to an operating loss of $1.1 million ((7.7)% of revenue) and Adjusted

August 8, 2019

EBITDA of $2.7 million (18.4% of revenue) in the first quarter of 2019. While growth in the Permian and Bakken drove revenues higher quarter, on quarter offsetting an activity decline in the Central U.S., the incremental margin did not offset cost inefficiencies associated with that activity decline.
Second quarter 2019 Coiled Tubing Services revenues were $11.7 million, as compared to first quarter 2019 revenues of $10.7 million. Utilization of large diameter coiled tubing units remained fairly flat quarter on quarter, averaging approximately 2.5 units with revenue increasing due to more favorable job and geographic mix. The segment generated an operating loss of $1.4 million ((12.3)% of revenue) and negative Adjusted EBITDA of $0.3 million ((2.4)% of revenue) in the second quarter of 2019, as compared to an operating loss of $2.1 million ((20.0)% of revenue) and negative Adjusted EBITDA of $0.8 million ((7.8)% of revenue) in the first quarter of 2019.
General and Administrative Expenses
General and Administrative (G&A) expenses were $22.5 million for the second quarter of 2019, compared to $22.1 million in the prior quarter. Second quarter 2019 G&A expenses included a $2.2 million one-time fee associated with a one-time tax refund and $1.3 million of stock-based compensation expense, as compared to $0.7 million of stock-based compensation expense for the first quarter of 2019.
Liquidity
As of June 30, 2019, Key had total liquidity of $50.4 million, consisting of $29.3 million in unrestricted cash and $21.1 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility. This compares to total liquidity at March 31, 2019 of $57.3 million, consisting of $35.7 million in unrestricted cash and $21.6 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility. The Company has no outstanding borrowings under its $100.0 million asset-based loan facility. Capital expenditures for the second quarter of 2019 were $7.3 million with $2.4 million in asset sale proceeds for the same period. Capital expenditures for the first six months of 2019 were $12.4 million, with $4.8 million in asset sale proceeds for the same period.

Conference Call Information
As previously announced, Key management will host a conference call to discuss its second quarter 2019 financial results on

August 8, 2019

Friday, August 9, 2019 at 10:00 a.m. CDT. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 352-204-8973. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 2797019. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”
A telephonic replay of the conference call will be available on Friday, August 9, 2019, beginning approximately two hours after the completion of the conference call and will remain available for two weeks. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 2797019. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.
Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
REVENUES	$112,943	$109,273	$144,405	$222,216	$269,721
COSTS AND EXPENSES:
Direct operating expenses	90,564	88,194	109,747	178,758	207,958
Depreciation and amortization expense	14,262	14,296	20,717	28,558	41,073
General and administrative expenses	22,544	22,095	22,854	44,639	47,428
Operating loss	(14,427)	(15,312)	(8,913)	(29,739)	(26,738)
Interest expense, net of amounts capitalized	8,520	9,233	8,573	17,753	16,717
Other income, net	(239)	(1,142)	(752)	(1,381)	(1,759)
Loss before income taxes	(22,708)	(23,403)	(16,734)	(46,111)	(41,696)
Income tax (expense) benefit	4,405	(38)	(161)	4,367	(162)
NET LOSS	$(18,303)	$(23,441)	$(16,895)	$(41,744)	$(41,858)
Loss per share:
Basic and diluted	$(0.90)	$(1.15)	$(0.84)	$(2.05)	$(2.07)
Weighted average shares outstanding:
Basic and diluted	20,387	20,369	20,231	20,375	20,224

August 8, 2019

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues
Rig Services	$67,884	$65,026	$80,456	$132,910	$150,760
Fishing & Rental Services	14,812	14,587	16,489	29,399	30,324
Coiled Tubing Services	11,747	10,673	23,870	22,420	42,293
Fluid Management Services	18,500	18,987	23,590	37,487	46,344
Consolidated Total	$112,943	$109,273	$144,405	$222,216	$269,721

Operating Income (Loss)
Rig Services	$5,882	$4,456	$8,054	$10,338	$11,004
Fishing & Rental Services	(1,822)	(1,123)	(2,141)	(2,945)	(6,093)
Coiled Tubing Services	(1,449)	(2,138)	3,153	(3,587)	7,085
Fluid Management Services	199	109	(1,606)	308	(4,670)
Functional Support	(17,237)	(16,616)	(16,373)	(33,853)	(34,064)
Consolidated Total	$(14,427)	$(15,312)	$(8,913)	$(29,739)	$(26,738)

Operating Income (Loss) % of Revenues
Rig Services	8.7%	6.9%	10.0%	7.8%	7.3%
Fishing & Rental Services	(12.3)%	(7.7)%	(13.0)%	(10.0)%	(20.1)%
Coiled Tubing Services	(12.3)%	(20.0)%	13.2%	(16.0)%	16.8%
Fluid Management Services	1.1%	0.6%	(6.8)%	0.8%	(10.1)%
Consolidated Total	(12.8)%	(14.0)%	(6.2)%	(13.4)%	(9.9)%

August 8, 2019

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net loss	$(18,303)	$(23,441)	$(16,895)
Income tax expense (benefit)	(4,405)	38	161
Interest expense, net of amounts capitalized	8,520	9,233	8,573
Interest income	(195)	(323)	(194)
Depreciation and amortization	14,262	14,296	20,717
EBITDA	$(121)	$(197)	$12,362
% of revenues	(0.1)%	(0.2)%	8.6%

Stock-based compensation	1,351	732	321
(Gain) loss on sales of assets	(1,821)	363	(730)
One-time fee associated with a one-time tax refund	2,221	—	—
Adjusted EBITDA	$1,630	$898	$11,953
% of revenues	1.4%	0.8%	8.3%

Revenues	$112,943	$109,273	$144,405

	Three Months Ended June 30, 2019
	Rig Services	Fishing and Rental Services	Coiled Tubing Services	Fluid Management Services	Functional Support	Total
Net income (loss)	$5,867	$(1,823)	$(1,461)	$185	$(21,071)	$(18,303)
Income tax benefit	—	—	—	—	(4,405)	(4,405)
Interest expense, net of amounts capitalized	26	6	14	10	8,464	8,520
Interest income	—	—	—	—	(195)	(195)
Depreciation and amortization	6,141	4,204	1,270	2,182	465	14,262
EBITDA	$12,034	$2,387	$(177)	$2,377	$(16,742)	$(121)
% of revenues	17.7%	16.1%	(1.5)%	12.8%	—%	(0.1)%

Stock-based compensation	85	31	41	7	1,187	1,351
Gain on sales of assets	(565)	(311)	(144)	(801)	—	(1,821)
One-time fee associated with a one-time tax refund	—	—	—	—	2,221	2,221
Adjusted EBITDA	$11,554	$2,107	$(280)	$1,583	$(13,334)	$1,630
% of revenues	17.0%	14.2%	(2.4)%	8.6%	—%	1.4%

Revenues	$67,884	$14,812	$11,747	$18,500	$—	$112,943

August 8, 2019

	Three Months Ended March 31, 2019
	Rig Services	Fishing and Rental Services	Coiled Tubing Services	Fluid Management Services	Functional Support	Total
Net income (loss)	$4,469	$(1,124)	$(2,153)	$106	$(24,739)	$(23,441)
Income tax expense	—	—	—	—	38	38
Interest expense, net of amounts capitalized	10	7	16	11	9,189	9,233
Interest income	—	—	—	—	(323)	(323)
Depreciation and amortization	5,989	4,150	1,256	2,441	460	14,296
EBITDA	$10,468	$3,033	$(881)	$2,558	$(15,375)	$(197)
% of revenues	16.1%	20.8%	(8.3)%	13.5%	—%	(0.2)%

Stock-based compensation	70	2	37	4	619	732
(Gain) loss on sales of assets	1,069	(352)	13	(367)	—	363
Adjusted EBITDA	$11,607	$2,683	$(831)	$2,195	$(14,756)	$898
% of revenues	17.8%	18.4%	(7.8)%	11.6%	—%	0.8%

Revenues	$65,026	$14,587	$10,673	$18,987	$—	$109,273

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as impairment expense, severance expense, loss on debt extinguishment, gains or losses on asset sales, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

Normalized operating loss is a non-GAAP financial measure and is defined as operating loss plus or minus certain items such as impairment expense, severance expense, FCPA settlement costs and FCPA investigation costs. Normalized operating loss is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, primarily to compare the Company’s core operating and financial performance from period to period without regard to the many non-cash accounting charges or unusual expenses that have impacted the Company’s GAAP operating income and net income due to the severe downturn in the company’s business.

August 8, 2019

EBITDA, Adjusted EBITDA and normalized operating income have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, Adjusted EBITDA and normalized operating income exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations in using normalized operating loss as an analytical tool include that normalized operating loss excludes certain cash costs and losses actually incurred by the Company. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•
EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

August 8, 2019

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other reports Key files with the Securities and Exchange Commission.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business, including hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and the possibility of its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018, and other reports Key files with the Securities and Exchange Commission.

About Key Energy Services
Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States.